EXHIBIT 99.1

Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended November 1, 2015 and October 26, 2014

Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended November 1, 2015 and October 26, 2014

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Balance sheets	5

Statements of comprehensive income (loss)	6

Statements of changes in capital deficit	7

Statements of cash flows	8

Summary of significant accounting policies	9-13

Notes to financial statements	14-26

2

Independent Auditor’s Report

To the Members of
Home Meridian Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.), which comprise the consolidated balance sheets as of November 1, 2015 and October 26, 2014, and the related consolidated statements of comprehensive income (loss), changes in capital deficit and cash flows for the years then ended, and the related summary of significant accounting policies and notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Home Meridian Holdings, Inc. and Subsidiaries as of November 1, 2015 and October 26, 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 8 to the financial statements, during January 2016, the entity disposed of its assets and certain liabilities. Our opinion is not modified with respect to this matter.
High Point, North Carolina
January 8, 2016

Smith Leonard PLLC, Accountants & Consultants ▪ 4035 Premier Drive, Suite 300, High Point NC 27265-8311 ▪ Phone: 336.883.0181 ▪Fax: 336.841.8764

4

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Balance Sheets
(in thousands except share data)

	November 1, 2015	October 26, 2014
Assets
Current assets
Cash	$103	$116
Trade receivables, net of allowance for doubtful accounts of $283 and $260	43,779	42,918
Inventories	40,172	33,432
Refundable income taxes	110	202
Other current assets	1,546	1,673
Total current assets	85,710	78,341
Property and equipment, net	5,013	3,554
Other assets
Intangible assets, net	3,259	3,476
Deferred financing costs, net	308	385
Total other assets	3,567	3,861
	$94,290	$85,756
Liabilities and Capital Deficit
Current liabilities
Revolving credit line	$35,088	$28,130
Accounts payable	22,148	12,673
Accrued expenses	11,760	7,124
Deferred compensation and pension obligations, current portion	266	263
Total current liabilities	69,262	48,190
Long-term debt	50,912	63,442
Deferred compensation and pension obligations, less current portion	7,628	7,812
Total liabilities	127,802	119,444
Commitments and contingencies
Capital deficit
Common stock of $0.01 par value; authorized 20,000,000 voting shares, issued and outstanding 12,991,888 shares	130	130
Accumulated deficit	(37,175)	(37,539)
Accumulated other comprehensive loss	(4,467)	(4,279)
Total Home Meridian Holdings, Inc. capital deficit	(41,512)	(41,688)
Non-controlling interest	8,000	8,000
Total capital deficit	(33,512)	(33,688)
	$94,290	$85,756

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

5

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

Year ended	November 1, 2015	October 26, 2014
	(53 weeks)	(52 weeks)

Net sales	$312,274	$277,941

Cost of sales	253,506	226,485

Gross profit	58,768	51,456

Selling, general and administrative expenses	48,002	41,157

Operating income	10,766	10,299

Other expense, net
Interest expense	(10,303)	(10,142)
Other, net	(16)	(11)

Total other expense, net	(10,319)	(10,153)

Income before income taxes	447	146

Income tax expense	(83)	(48)

Net income	364	98

Other comprehensive income (loss), net of tax:
Increase in minimum pension liability, net of income taxes of $0	(188)	(3,109)

Comprehensive income (loss)	$176	$(3,011)

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

6

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Changes in Capital Deficit
(in thousands except share data)

	Common Shares	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- controlling Interest	Total Capital Deficit
Balance, October 27, 2013	12,991,888	$130	$(37,637)	$(1,170)	$8,000	$(30,677)

Net income	-	-	98	-	-	98
Increase in minimum pension liability, net of income taxes of $0	-	-	-	(3,109)	-	(3,109)

Balance, October 26, 2014	12,991,888	130	(37,539)	(4,279)	8,000	(33,688)

Net income	-	-	364	-	-	364
Increase in minimum pension liability, net of income taxes of $0	-	-	-	(188)	-	(188)

Balance, November 1, 2015	12,991,888	$130	$(37,175)	$(4,467)	$8,000	$(33,512)

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

7

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Cash Flows
(in thousands)

Year ended	November 1, 2015	October 26, 2014
	(53 weeks)	(52 weeks)
Cash flows from operating activities
Net income	$364	$98
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,355	1,219
PIK interest added to debt	4,970	8,950
Amortization of intangible assets	217	218
Amortization of deferred financing costs	175	133
Provision for bad debts	339	140
Provision for pension and deferred compensation	384	10
Payments for pension and deferred compensation	(753)	(903)
Loss on disposal of property and equipment	17	-
Changes in operating assets and liabilities:
Trade receivables	(1,200)	(9,111)
Inventories	(6,740)	(2,691)
Refundable income taxes	92	1,164
Other current assets	127	(413)
Accounts payable and accrued expenses	12,984	(2,052)
Net cash provided by (used in) operating activities	12,331	(3,238)
Cash flows from investing activities
Purchases of property and equipment	(1,704)	(1,117)
Net cash used in investing activities	(1,704)	(1,117)
Cash flows from financing activities
Net borrowings on revolving credit line	6,958	4,527
Repayment of term loan	(17,500)	-
Refinancing fees	(98)	(64)
Net cash provided by (used in) financing activities	(10,640)	4,463
Change in cash	(13)	108
Cash, beginning of year	116	8
Cash, end of year	$103	$116
Supplemental disclosures of cash flows information
Landlord allowance for leasehold improvements	$1,127	$-
Cash paid for interest	$3,043	$1,048
Cash paid for income taxes	$15	$15

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

8

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Business
Home Meridian Holdings, Inc. (Home Meridian or the Company) is a global design, sourcing and marketing company headquartered in High Point, North Carolina. Home Meridian markets its products under the Pulaski Furniture Corporation (PFC), Samuel Lawrence Furniture (SLF), Samuel Lawrence Hospitality (SLH), and Prime Resource International (PRI) brand names. The Company imports various classes and styles of furniture through its global network of suppliers and sells these products to retailers throughout North America. SLH products are sold to hospitality companies throughout the United States. Through Sourcing Solutions Group (SSG), a division of Home Meridian, the Company assists retail companies in developing and sourcing specific products to meet their customer’s needs. The Company also operates an e- commerce division, Right2Home, which offers select merchandise to retail companies. These products are offered for sale on the retailer’s website or showroom floor and can be delivered directly to the consumer’s home by the Company.

The Company is a wholly owned subsidiary of Home Meridian Acquisition, Inc., which was formed solely for the acquisition of the Company.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Home Meridian International, Inc. (HMI) (formally PFC), together with HMI’s subsidiary HM Numeria Co. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year	The Company ended its fiscal year end on November 1, 2015 and October 26, 2014 which was comprised of 53 weeks and 52 weeks, respectively.

Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at November 1, 2015 and October 26, 2014. Balances at times may exceed insured limits.

9

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Trade Accounts Receivable and Credit Risk
Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from furniture retailers and hospitality companies. The Company performs continuing credit evaluations of its customers’ financial condition and, although it generally does not require collateral, advance payments may be required from customers in certain circumstances. Management purchases credit insurance for certain customer balances.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts as of November 1, 2015 is adequate. However, actual write-offs might exceed the recorded allowance.

Inventories	Inventories include finished goods acquired for resale and are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment
Property and equipment are recorded at acquired values or cost less accumulated depreciation. Items costing under $5 are generally not capitalized. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. The cost of significant renewals and betterments are capitalized, while the cost of maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to expense as incurred. The cost and accumulated depreciation of property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income or loss.

10

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Impairment or Disposal of Long-lived Assets
The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

Intangible Assets	Definite-lived intangible assets are amortized over their estimated useful lives, determined based on the expected cash flows to be received from those relationships or assets.

Management uses qualitative factors to determine whether events and circumstances indicate that it is more likely than not that an indefinite- lived intangible asset is impaired. If management concludes that an indefinite-lived intangible is not likely to be impaired, no further action is taken. However, if management concludes otherwise, the fair value of the indefinite-lived intangible asset based on qualitative factors is determined. If the carrying value is greater than the fair value an impairment charge is recorded. The Company did not record any impairment charge in 2015 or 2014.

Deferred Financing Costs
Financing costs are deferred and amortized to interest expense using the straight-line method over the life of the related indebtedness or credit facility. The straight-line method approximates the effective interest rate method. Accumulated amortization was $1,179 and $1,004 in 2015 and 2014.

Fair Value of Financial Instruments
The carrying amount of the Company’s financial instruments, including trade receivables and accounts payable approximate their fair values due to the short-term nature of these instruments. Management believes that the estimated fair value of the Company’s debt approximates carrying value, as the interest rates on these obligations are variable or comparable to market rates available to the Company for similar borrowings.

Comprehensive Income or Loss
The Company reports other comprehensive income or loss as a separate component from net income or loss within the consolidated statements of comprehensive income (loss) and consolidated statements of changes in capital deficit. Comprehensive income (loss) is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, other comprehensive income (loss) consists of changes in the net actuarial loss on pension liabilities, net of taxes.

11

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Revenue Recognition
Sales are recognized when product is shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer and are recorded net of allowances for trade promotions, estimated product returns, rebates, advertising programs and other discounts.

Shipping and Handling Costs
The Company invoices its customers for the direct cost incurred to transport its product to the customer location. These invoiced amounts are included in net sales. The related costs are included in cost of sales.

Advertising Costs
The Company incurs catalog related expenses that are recorded as a component of other current assets and expensed as they are used. Other costs incurred for advertising are expensed when incurred. Advertising expense for 2015 and 2014 totaled $964 and $829.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits are recorded only for tax positions that would be more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy is to classify any interest or penalties as income tax expense, if applicable. There were no such amounts in 2015 or 2014.

12

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

New Accounting Pronouncements
During May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which provides guidance on the recognition of revenue. The ASU, as amended, is effective for periods beginning December 15, 2018, with no early application permitted. Management is currently assessing the impact that this guidance may have on the Company’s future consolidated financial statements.

During April 2015, the FASB issued ASU No. 2015-03, Interest— Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented as a direct deduction from the carrying amount of the related debt. The ASU is effective for periods beginning December 15, 2015 with early application permitted. Management is currently assessing the impact this guidance may have on the Company’s future consolidated financial statements.

During July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory which requires an entity to measure inventory at the lower of cost and net realizable value (thus reducing the measurement methods available to an entity). The amendments are effective for fiscal years beginning after December 15, 2016. Management does not expect this guidance to materially impact future financial statements or operating results.

During November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which amends the balance sheet classification of deferred taxes. The new guidance requires that deferred tax liabilities and assets be classified as noncurrent on the balance sheet. Previous guidance required deferred tax liabilities and assets to be separated into current and noncurrent amounts on the balance sheet. The guidance is effective for fiscal years beginning on or after December 15, 2017, with early adoption permitted at the beginning of an annual reporting period. Management is currently assessing the impact that this guidance may have on the Company’s future consolidated financial statements.

13

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

1. Property and Equipment

Property and equipment consists of the following:

	Useful Lives	2015	2014
Leasehold improvements	1 to 8	$5,297	$4,632
Machinery and equipment	5 to 10	277	369
Furniture, fixtures and office equipment	2 to 10	2,978	2,534
Vehicles	5 to 7	9	9
Construction in progress	-	589	215
Property and equipment, at cost		9,150	7,759
Less accumulated depreciation		4,137	4,205
Property and equipment, net		$5,013	$3,554

2. Intangible Assets

The carrying value and accumulated amortization of intangible assets are as follows:

	2015		2014
	Gross	Accumulated Amortization	Gross	Accumulated Amortization
Indefinite-lived
Trade names	$2,136	$-	$2,136	$-
Definite-lived
Customer relationships	2,613	1,490	2,613	1,273

Total	$4,749	$1,490	$4,749	$1,273

Amortization of customer relationships is computed over 12 years. Amortization expense for intangible assets for 2015 and 2014 was $217 and $218, respectively.

The estimated amortization expense for the next five years and thereafter is as follows:

2016	$218
2017	218
2018	218
2019	218
2020	218
Thereafter	33
$1,123

14

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt

Debt consists of the following:
	2015	2014

Revolving credit line	$35,088	$28,130
Term loan	50,912	63,442
	86,000	91,572
Less current portion	35,088	28,130
	$50,912	$63,442

Revolving Credit Line

The revolving credit line with a bank provides for maximum borrowings of $60 million (subject to availability as defined in the agreement) with an expiration date of April 2017. An additional $10 million may be requested (for a maximum of $70 million), subject to approval by the bank. At the option of the Company, loans may be Base Rate Loans (interest payable at the higher of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus an applicable margin) or LIBOR Rate Loans (interest payable at LIBOR plus an applicable margin). Applicable margins are determined quarterly based on the fixed charge coverage ratio of the Company for the previous four quarters, as defined in the agreement.

At November 1, 2015, the Company had $1,088 Base Rate Loans outstanding and $34,000 LIBOR Rate Loans outstanding bearing interest at 3.50% and 1.94%, respectively, for a blended rate of 1.99% (2014 blended rate of 2.13%). The credit line requires the Company to maintain minimum levels of fixed charges to EBITDA, as defined in the agreement. At November 1, 2015, the Company was in compliance with this requirement. The credit line is collateralized by substantially all the Company’s assets.

The Company’s cash receipts are deposited into a lender-controlled lockbox and are automatically applied to the line. In addition, the loan and security agreement contains a subjective acceleration clause relating to an event of default defined as a material adverse  change. Accordingly, the revolving credit line is classified as a current liability.

15

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt (Concluded)

Term Loan

The term loan is collateralized by a second lien on substantially all the Company’s assets. The agreement contains restrictions on capital expenditures, distributions, additional debt, covenants for financial and other matters customarily included in loan agreements. At November 1, 2015, the Company was in compliance with these restrictions. Interest on the term loan accrues at 15.5%. Prior to 2015, interest was accrued on a non-cash or pay-in-kind (PIK) basis. Beginning in 2015, the Company began paying interest. The Company made interest payments of $2,127 in 2015 and $0 in 2014.  Principal payments were made in the amount of $17,500 during 2015 and $0 in 2014. The term loan  matures  on October 31, 2017, therefore all payments due under the term loan are shown as long-term liabilities in the accompanying consolidated balance sheets. The term loan lenders have an ownership interest in the Company’s parent.

4. Noncontrolling Interest

The Series A Preferred Shares in HMI are non-voting and have priority in the event of liquidation. The holders of the Series A Preferred Shares are entitled to, when and if declared by the Board of Directors, the annual amount of $75.00 per share payable in cash on December 31. No dividends have been declared through November 1, 2015. The dividend rights of the common stockholder are junior to those of the preferred stockholder; accordingly, no dividends may be paid on common stock while preferred dividends are outstanding.

16

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes

Income tax expense consisted of the following:

	2015	2014
Current
Federal	$(39)	$-
State	(44)	(48)
Total current	(83)	(48)

Deferred
Federal	-	-
State	-	-
Total deferred	-	-
Total income expense	$(83)	$(48)

The following reconciles taxes at the federal statutory rate with reported income tax expense:

	2015	2014
Expected income tax expense (at 34%)	$(152)	$(50)
Increase (decrease) resulting from:
State income taxes, net of federal benefit	(17)	(31)
Other	(110)	(23)
Change in valuation allowance for deferred tax assets	196	56
Provision for income taxes	$(83)	$(48)

17

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Continued)

The components of deferred tax assets and liabilities are as follows:
	2015	2014
Deferred tax assets:
Accounts receivable	$105	$96
Inventories	389	249
Property and equipment	710	833
Accruals	2,696	2,133
Deferred compensation and pension	1,248	1,387
Federal net operating loss	6,221	6,927
State net operating loss	734	803
Minimum tax credits	135	94
Other	32	24
Total gross deferred tax assets	12,270	12,546
Less valuation allowance	(11,820)	(12,016)
Net deferred tax assets	450	530
Deferred tax liabilities:
Intangible assets	(448)	(518)
Other	(2)	(12)
Total gross deferred tax liabilities	(450)	(530)
Net deferred tax liability	$-	$-

The realization of the Company’s deferred tax assets is dependent upon the Company’s ability to generate future taxable income. The Company is required to periodically assess the need to establish a valuation allowance against its deferred tax assets by considering whether it is more likely than not that the tax assets will be fully utilized. Based on the Company’s projections of future operations, the Company believes that it will generate sufficient taxable income to utilize all of its federal net operating loss carryforwards. However, projected financial performance alone is not sufficient to warrant the recognition of a deferred tax asset to the extent the Company has had cumulative losses in recent years. Rather, the presumption exists that, absent recent historical evidence of the Company’s ability to generate taxable income, a valuation reserve against deferred tax assets should be established. Accordingly, in connection with the losses incurred in the most recent years, management established a valuation allowance against its deferred tax assets. The valuation allowance established by management is subject to periodic review and adjustment based on changes in facts and circumstances.

18

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Concluded)

At November 1, 2015, the Company had approximately $18.3 million of net operating loss carryforwards that will expire through 2034.

Tax years ended in 2012 through 2015 remain subject to examination by both Federal and North Carolina authorities.

6. Retirement Plans

Defined Benefit Pension Plan

The Company’s defined benefit pension plan (Pension Plan) covers substantially all employees employed prior to April 1, 2005. The Pension Plan was amended to freeze participation and all future benefit accruals. Benefits were based on years of service and the employee’s highest five-year average compensation. The Company’s funding policy is to make contributions to the plan based on the actuarially determined funding requirements of ERISA.

The following provides a reconciliation of benefit obligations, plan assets and funded status of the Pension Plan.

	2015	2014

Change in benefit obligation:
Projected benefit obligation, beginning of year	$19,304	$17,452
Interest cost	794	795
Actuarial (gain) loss	(643)	2,291
Benefits paid	(1,218)	(1,234)
Projected benefit obligation, end of year	18,237	19,304

Change in plan assets:
Fair value of plan assets, beginning of year	13,921	14,023
Actual return (loss) on plan assets	(80)	500
Employer contributions	460	632
Expenses paid	(245)	-
Benefits paid	(1,218)	(1,234)
Fair value of plan assets, end of year	12,838	13,921
Funded status at end of year	$(5,399)	$(5,383)

19

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

Amounts recognized in the consolidated balance sheets consist of:

	2015	2014

Current liabilities	$-	$-
Non-current liabilities	(5,399)	(5,383)
	$(5,399)	$(5,383)

Weighted-average assumptions:

	2015	2014

Discount rate	4.29%	4.25%
Expected long-term rate of return on plan assets	7.00%	7.00%
Rate of compensation increase	N/A	N/A

Net pension cost included the following components:

	2015	2014
Interest cost	$795	$795
Estimated return on plan assets	(915)	(900)
Administrative expenses	280	-
Amortization of net loss	86	-
Total pension expense (income)	$246	$(105)

To develop the long-term rate of return on assets assumption, the Company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio.

The Company’s investment policy includes various guidelines and procedures designed to ensure assets are invested in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges by asset class. The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plan’s actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.

20

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The investment policy is periodically reviewed by the Company and a designated third-party fiduciary for investment matters. The same fiduciary assists in specific investment review and selection. The policy is established and administered in a manner that is compliant at all times with applicable government regulations.

The Company’s overall investment strategy is to achieve a mix of approximately 75% of investments for long-term growth and 25% for near-term benefit payments with a diversification of asset types and fund strategies. The current allocations for plan assets are 77% equity and 23% corporate bonds and U.S. Treasury Securities.

Mutual funds primarily include investments in a range of asset classes, including: domestic and international equities (both large and small cap), fixed income securities such as corporate bonds, mortgage-backed securities, real estate investments and U.S. Treasuries.

The following are the major categories of plan assets measured at fair value on November 1, 2015, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

	Level 1	Level 2	Level 3	Total

Money Market Funds	$122	$-	$-	$122
Mutual Funds:
International Funds	3,370	-	-	3,370
Growth Funds	1,333	-	-	1,333
Bond Funds	2,228	-	-	2,228
Value Funds	1,334	-	-	1,334
Emerging Market Funds	1,264	-	-	1,264
Corporate Bonds	674	-	-	674
Small Blend Funds	2,513	-	-	2,513
	$12,838	$-	$-	$12,838

21

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The following are the major categories of plan assets measured at fair value as of October 26, 2014.

	Level 1	Level 2	Level 3	Total

Money Market Funds	$222	$-	$-	$222
Mutual Funds:
International Funds	3,650	-	-	3,650
Growth Funds	2,893	-	-	2,893
Bond Funds	2,869	-	-	2,869
Value Funds	1,469	-	-	1,469
Emerging Market Funds	1,460	-	-	1,460
Small Blend Funds	1,358	-	-	1,358
	$13,921	$-	$-	$13,921

The Company expects to contribute $581 to the Pension Plan in 2015.

The benefits expected to be paid in each year from 2016 through 2020 are $1,201, $1,177, $1,174, $1,157, and $1,147, respectively. The aggregate benefits expected to  be paid in the five years from 2021 through 2025 are $5,640. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at November 1, 2015. The accumulated benefit obligation under the plan was $18,237 at November 1, 2015. The amounts recognized in accumulated other comprehensive loss ($3,712) are comprised of net actuarial loss.

Supplemental Executive Retirement Program

The Company sponsors an unfunded Supplemental Executive Retirement Program (SERP), which is a nonqualified plan that provides additional retirement benefits to certain key employees. Effective September 30, 2006, the plan was amended to freeze participation and all future benefit accruals.

22

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The following provides a reconciliation of benefit obligations, plan assets and funded status of the SERP.

	2015	2014
Change in benefit obligation:
Projected benefit obligation, beginning of year	$2,574	$2,276
Interest cost	91	89
Actuarial (gain) loss	(6)	432
Benefits paid	(241)	(223)
Projected benefit obligation, end of year	2,418	2,574
Change in plan assets:
Fair value of plan assets, beginning of year	-	-
Employer contributions	241	223
Benefits paid	(241)	(223)
Fair value of plan assets, end of year	-	-
Funded status at end of year	$(2,418)	$(2,574)

Amounts recognized in the consolidated balance sheets consist of:

	2015	2014
Current liabilities	$(223)	$(223)
Non-current liabilities	(2,195)	(2,351)
	$(2,418)	$(2,574)

Weighted-average assumptions:

	2015	2014
Discount rate	3.89%	3.85%
Rate of compensation increase	N/A	N/A

Net cost of this plan included the following components:

	2015	2014
Interest cost	$94	$89
Amortization of net loss	36	13
Total SERP expense	$130	$102

23

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Concluded)

The benefits expected to be paid in each year from 2016 through 2020 are $221, $218, $211, $206 and $199, respectively. The aggregate benefits expected to be paid in the five years from 2021 through 2025 are
$880. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at November 1, 2015. The Company expects to amortize $38 of net loss in 2016. The accumulated benefit obligation under the plan was $2,418 at November 1, 2015. The amounts recognized in accumulated comprehensive loss ($755) are comprised of net actuarial loss.

Defined Contribution Plan

The Company has a qualified defined contribution plan covering substantially all employees of the Company who have met certain service and age requirements. Company contributions charged to expense were approximately $307 for 2015 and $283 for 2014.

Deferred Compensation Plan

The Company permitted certain former employees to defer compensation and earn interest on the deferred amounts. Interest is credited to participant accounts at a stated rate in the related agreements, which approximates 8%. Included in deferred compensation and pension obligations is $77 and $118 related to the deferred compensation plan at November 1, 2015 and October 26, 2014, of which $34 and $78 is included in long-term liabilities.

24

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies

Leases

The Company is obligated under various noncancelable operating leases for offices, warehouses and showrooms that expire at various dates through fiscal 2022. Certain of these leases contain escalation clauses or contingent rental payments based on the change in the Consumer Price Index. At November 1, 2015 minimum rental  payments due under operating leases with original commitments in excess of one year are as follows:

2016	$3,661
2017	1,400
2018	1,213
2019	1,191
2020	1,013
Thereafter	1,321
Total minimum rental payments	$9,799

Total rent expense under operating leases for 2015 and 2014 was $3,529 and $3,227. Taxes, insurance and maintenance expenses related to operating leases are also obligations of the Company.

Letters of Credit

The Company is party to letters of credit totaling approximately $860 at November 1, 2015. The letters of credit guarantee performance  of various trade activities to third parties. Management does not expect any material losses to result from these off-balance-sheet instruments because performance is not expected to be required and, therefore, is of the opinion that the fair value of these instruments is zero.

Trade Cases

Tariff expense is based on the most current rates published by the U.S. Department of Commerce. These rates are potentially subject to an administrative review process starting approximately one year after the publication date. The final amounts will depend on whether administrative reviews are performed and the outcome of those reviews, if any, on the Company’s vendors.

25

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Concluded)

Concentrations of Sourcing Risk

The Company sources imported products through over one hundred different vendors located in three countries. Because of the large number and diverse nature of the foreign vendors from which the Company can source their imported products, the Company has some flexibility in the placement of products with any particular vendor or country.

Business and Credit Concentrations

Two customers accounted for 28% of 2015 sales and three customers accounted for 37% of accounts receivable at November 1, 2015. Two customers accounted for 29% of 2014 sales and 39% of accounts receivable at October 26, 2014.

Litigation

The Company is involved in various other legal proceedings and claims, arising in the ordinary course of its business, that have not been finally adjudicated. These actions, when finally concluded and determined, will not, in the opinion of management, have a material adverse effect upon the consolidated financial position of the Company.

Self-Insurance

The Company is self-insured for that portion of health care costs not covered by insurance. Self-insurance costs are accrued based on the aggregate of the liability for reported claims incurred but not reported. Stop-loss insurance limits for health insurance, annual  stop-loss insurance amounts to $50 per person.

8. Subsequent Events

In January 2016, the Company entered into an Asset Purchase Agreement with Hooker Furniture Corporation (“HOFT”) to sell substantially all of the Company’s assets and certain liabilities for approximately $100 million, comprised of $85 million in cash and $15 million of HOFT stock, subject to customary working capital adjustments.

Management has evaluated events occurring subsequent to the balance sheet date through January 8, 2016, the date that the consolidated financial statements were available to be issued, and has determined no other events require adjustment to or additional disclosure in the consolidated financial statements.

26

Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended October 26, 2014 and October 27, 2013

Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended October 26, 2014 and October 27, 2013

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Balance sheets	5

Statements of comprehensive income (loss)	6

Statements of changes in capital deficit	7

Statements of cash flows	8

Summary of significant accounting policies	9-13

Notes to financial statements	14-27

2

Independent Auditor’s Report

To the Members of
Home Meridian Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Home Meridian Holdings, Inc. and Subsidiaries (a wholly owned subsidiary of Home Meridian Acquisition, Inc.), which comprise the consolidated balance sheets as of October 26, 2014 and October 27, 2013, and the related consolidated statements of comprehensive income (loss), changes in capital deficit and cash flows for the years then ended, and the related summary of significant accounting policies and notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Home Meridian Holdings, Inc. and Subsidiaries as of October 26, 2014 and October 27, 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
High Point, North Carolina
December 31, 2014

Smith Leonard PLLC, Accountants & Consultants ▪ 4035 Premier Drive, Suite 300, High Point NC 27265-8311 ▪ Phone: 336.883.0181 ▪Fax: 336.841.8764

4

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Balance Sheets
(in thousands except share data)

	October 26, 2014	October 27, 2013
Assets
Current assets
Cash	$116	$8
Trade receivables, net of allowance for doubtful accounts of $260 and $318	42,918	33,947
Inventories	33,432	30,741
Refundable income taxes	202	1,366
Other current assets	1,673	1,260
Total current assets	78,341	67,322
Property and equipment, net	3,554	3,656
Other assets
Intangible assets, net	3,476	3,694
Deferred financing costs, net	385	454
Total other assets	3,861	4,148
	$85,756	$75,126
Liabilities and Capital Deficit
Current liabilities
Revolving credit line	$28,130	$23,603
Accounts payable	12,673	15,199
Accrued expenses	7,124	6,650
Deferred compensation and pension obligations, current portion	263	258
Total current liabilities	48,190	45,710
Long-term debt	63,442	54,492
Deferred compensation and pension obligations, less current portion	7,812	5,601
Total liabilities	119,444	105,803
Commitments and contingencies
Capital deficit
Common stock of $0.01 par value; authorized 20,000,000 voting shares, issued and outstanding 12,991,888 shares	130	130
Accumulated deficit	(37,539)	(37,637)
Accumulated other comprehensive loss	(4,279)	(1,170)
Total Home Meridian Holdings, Inc. capital deficit	(41,688)	(38,677)
Noncontrolling interest	8,000	8,000
Total capital deficit	(33,688)	(30,677)
	$85,756	$75,126

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

5

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

Year ended	October 26, 2014	October 27, 2013

Net sales	$277,941	$224,749

Cost of sales	226,485	180,279

Gross profit	51,456	44,470

Selling, general and administrative expenses	41,157	38,176

Operating income	10,299	6,294

Other expense
Interest expense	(10,142)	(8,858)
Other, net	(11)	(12)

Total other expense, net	(10,153)	(8,870)

Income (loss) before income taxes	146	(2,576)

Income tax benefit (expense)	(48)	538

Net income (loss)	98	(2,038)

Other comprehensive income (loss), net of tax:
Decrease (increase) in minimum pension liabilities, net of deferred taxes	(3,109)	4,434

Comprehensive income (loss)	$(3,011)	$2,396

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

6

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Changes in Capital Deficit
(in thousands except share data)

	Common Shares	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- controlling Interest	Total Capital Deficit
Balance, October 28, 2012	12,991,888	$130	$(35,599)	$(5,604)	$8,000	$(33,073)

Net loss	-	-	(2,038)	-	-	(2,038)
Decrease in minimum pension liability, net of deferred income taxes of $0	-	-	-	4,434	-	4,434

Balance, October 27, 2013	12,991,888	130	(37,637)	(1,170)	8,000	(30,677)

Net income	-	-	98	-	-	98
Increase in minimum pension liability, net of deferred income taxes of $0	-	-	-	(3,109)	-	(3,109)

Balance, October 26, 2014	12,991,888	$130	$(37,539)	$(4,279)	$8,000	$(33,688)

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

7

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Cash Flows
(in thousands)

Year ended	October 26, 2014	October 27, 2013

Cash flows from operating activities
Net income (loss)	$98	$(2,038)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,219	1,366
PIK interest added to debt	8,950	7,685
Amortization of intangible assets	218	218
Amortization of deferred financing costs	133	290
Provision for bad debts	140	145
Provision for pension and deferred compensation	10	262
Payments for pension and deferred compensation	(903)	(1,270)
Loss on disposal of fixed assets	-	28
Changes in operating assets and liabilities:
Trade receivables	(9,111)	(4,124)
Inventories	(2,691)	486
Refundable income taxes	1,164	(1,366)
Other current assets	(413)	(273)
Accounts payable and accrued expenses	(2,052)	6,498
Net cash provided by (used in) operating activities	(3,238)	7,907
Cash flows from investing activities
Purchases of property and equipment	(1,117)	(1,097)
Net cash used in investing activities	(1,117)	(1,097)
Cash flows from financing activities
Net borrowings (repayments) on revolving credit facility	4,527	(6,415)
Refinancing fees	(64)	(394)
Net cash provided by (used in) financing activities	4,463	(6,809)
Change in cash	108	1
Cash, beginning of year	8	7
Cash, end of year	$116	$8
Supplemental disclosures of cash flows information
Cash paid for interest	$1,048	$923
Cash paid for income taxes	$15	$730

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

8

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Business
Home Meridian Holdings, Inc. (Home Meridian or the Company) is a global design, sourcing and marketing company headquartered in High Point, North Carolina. Home Meridian markets its products under the Pulaski Furniture Corporation (PFC), Samuel Lawrence Furniture (SLF), Samuel Lawrence Hospitality (SLH), and Prime Resource International (PRI) brand names. The Company imports various classes and styles of furniture through its global network of suppliers and sells these products to retailers throughout North America. SLH products are sold to hospitality companies throughout the United States. Through Sourcing Solutions Group (SSG), a division of Home Meridian, the Company assists retail companies in developing and sourcing specific products to meet their customer’s needs. The Company also operates an e- commerce division, Right2Home, which offers select merchandise to retail companies that can be offered for sale on the retailer’s website or showroom floor that the Company will deliver directly to the consumer’s home.

The Company is a wholly owned subsidiary of Home Meridian Acquisition, Inc., which was formed solely for the acquisition of the Company.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Home Meridian International, Inc. (HMI) (formally PFC), together with HMI’s subsidiary HM Numeria Co. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year	The Company’s fiscal year ends on the last Sunday of October. Fiscal years ended October 26, 2014 and October 27, 2013 each comprised of 52 weeks.

Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at October 26, 2014 or October 27, 2013. Balances at times may exceed insured limits.

9

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Trade Accounts Receivable and Credit Risk
Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from furniture retailers and hospitality companies. The Company performs continuing credit evaluations of its customers’ financial condition and, although it generally does not require collateral, advance payments may be required from customers in certain circumstances. Management purchases credit insurance for certain customer balances.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts as of October 26, 2014 is adequate. However, actual write-offs might exceed the recorded allowance.

Inventories	Inventories include finished goods acquired for resale and are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment
Property and equipment are recorded at acquired values or cost less accumulated depreciation. Items costing under $5 are generally not capitalized. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. The cost of significant renewals and betterments are capitalized, while the cost of maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to expense as incurred. The cost and accumulated depreciation of property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income or loss.

10

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Impairment or Disposal of Long-Lived Assets
The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

Intangible Assets	Definite-lived intangible assets are amortized over their estimated useful lives, determined based on the expected cash flows to be received from these relationships or assets.

Management uses qualitative factors to determine whether events and circumstances indicate that it is more likely than not that an indefinite- lived intangible asset is impaired. If management concludes that an indefinite-lived intangible is not likely to be impaired, no further action is taken. However, if management concludes otherwise, the fair value of the indefinite-lived intangible asset based on qualitative factors is determined. If the carrying value is greater than the fair value an impairment charge is recorded. The Company did not record any impairment charge in 2014 or 2013.

Deferred Financing Costs
Financing costs are deferred and amortized to interest expense using the straight-line method over the life of the related indebtedness or credit facility. The straight-line method approximates the effective interest rate method. Accumulated amortization was $1,004 and $871 in 2014 and 2013.

Fair Value of Financial Instruments
The carrying amount of the Company’s financial instruments, including cash, trade receivables, and accounts payable approximate their fair values due to the short-term nature of these instruments. Management believes that the estimated fair value of the Company’s debt approximates carrying value, as the interest rates on these obligations are variable or comparable to market rates available to the Company for similar borrowings.

Comprehensive Income
The Company reports other comprehensive income or loss as a separate component from net income or loss within the consolidated statements of comprehensive income (loss) and consolidated statements of changes in capital deficit. Comprehensive income (loss) is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, other comprehensive income (loss) consists of changes in the net actuarial loss on pension liabilities, net of deferred taxes.

11

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Revenue Recognition
Sales are recognized when product is shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer and are recorded net of allowances for trade promotions, estimated product returns, rebates, advertising programs and other discounts.

Shipping and Handling Costs
The Company invoices its customers for the direct cost incurred to transport its product to the customer location. These invoiced amounts are included in net sales. The related costs are included in cost of sales.

Advertising Costs
The Company incurs catalog related expenses that are recorded as a component of other current assets and expensed as they are used. Other costs incurred for advertising are expensed when incurred. Advertising expense for 2014 and 2013 totaled $829 and $699.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits are recorded only for tax positions that would be more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy is to classify any interest or penalties as income tax expense, if applicable. There were no such amounts in 2014 or 2013.

12

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

New Accounting Pronouncement
On May 28, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which provides guidance on the recognition of revenue. The ASU is effective for periods beginning after December 15, 2017, with no early application permitted. Management is currently assessing the impact that this guidance may have on the Company’s future consolidated financial statements.

Subsequent Events
Management has evaluated events occurring subsequent to the balance sheet date through December 31, 2014, the date that the consolidated financial statements were available to be issued and has determined no events require adjustment to or additional disclosure in the consolidated financial statements.

13

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

1. Property and Equipment

Property and equipment consists of the following:

	Useful Lives	2014	2013
Leasehold improvements	2 to 5	$4,632	$4,228
Machinery and equipment	5 to 10	369	341
Furniture, fixtures and office equipment	3 to 10	2,534	3,728
Vehicles	5 to 7	9	9
Construction in progress	-	215	626
Property and equipment, at cost		7,759	8,932
Less – accumulated depreciation		4,205	5,276
Property and equipment, net		$3,554	$3,656

2. Intangible Assets

The carrying value and accumulated amortization of intangible assets are as follows:

	2014		2013
	Gross	Accumulated Amortization	Gross	Accumulated Amortization
Indefinite-lived
Trade names	$2,136	$-	$2,136	$-
Definite-lived
Customer relationships	2,613	1,273	2,613	1,055
Total	$4,749	$1,273	$4,749	$1,055

Amortization on customer relationships is computed over 12 years. Amortization expense for intangible assets for 2014 and 2013 was $218.

The estimated amortization expense for the next five years and thereafter is as follows:

2015	$218
2016	218
2017	218
2018	218
2019	218
Thereafter	250
$1,340

14

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt

Debt consists of the following:

	2014	2013
Revolving credit line	$28,130	$23,603
Term loan	63,442	54,492
	91,572	78,095
Less – current portion	28,130	23,603
	$63,442	$54,492

Revolving Credit Line

The revolving credit line with a bank provides for maximum borrowings of $60 million (subject to availability as defined in the agreement) with an expiration date of April 2017. An additional $10 million may be requested (for a maximum of $70 million), subject to approval by the banks. At the option of the Company, loans may be Base Rate Loans (interest payable at the higher of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus an applicable margin) or LIBOR Rate Loans (interest payable at LIBOR plus an applicable margin). Applicable margins are determined quarterly based on the Fixed Charge Coverage Ratio for the previous four quarters.

At October 26, 2014, the Company had $4,130 Base Rate Loans outstanding and $24,000 LIBOR Rate Loans outstanding bearing interest at 3.50% and 1.90%, respectively, for a blended rate of 2.13% (2013 blended rate of 2.28%). The credit line requires the Company to maintain minimum levels of Fixed Charges to EBITDA, as defined in the agreement. At October 26, 2014, the Company was in compliance with this requirement. The credit line is collateralized by substantially all the Company’s assets.

The Company’s cash receipts are deposited into a lender-controlled lockbox and are automatically applied to the line. In addition, the Loan and Security agreement contains a subjective acceleration clause relating to an event of default defined as a material adverse  change. Accordingly, the revolving credit line is classified as a current liability.

15

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt (Concluded)

Term Loan

The term loan lenders have an ownership interest in the Company’s parent. The term loan is collateralized by a second lien on substantially all the Company’s assets. The agreement contains restrictions on capital expenditures, distributions, additional debt, covenants for financial and other matters customarily included in loan agreements. At October 26, 2014, the Company was in compliance with these restrictions. Interest on the term loan is non-cash or pay-in-kind (PIK) interest at 15.5%, with principal and interest payments required only when the Company has excess availability under the revolving credit line, as defined. No principal or interest payments were made during 2014 or 2013. All payments due under the term loan are shown as long-term liabilities in the accompanying consolidated balance sheet due to the contingent nature of the future payments. The term loan matures on October 31, 2017.

4. Noncontrolling Interest

The Series A Preferred Shares in HMI are non-voting and have priority in the event of liquidation. The holders of the Series A Preferred Shares are entitled to, when and if declared by the Board of Directors, the annual amount of $75.00 per share payable in cash on December 31. No dividends have been declared through January 2, 2014. The dividend rights of the common stockholder are junior to those of the preferred stockholder; accordingly, no dividends may be paid on common stock while preferred dividends are outstanding.

16

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes

Income tax benefit (expense) consisted of the following:

	2014	2013
Current
Federal	$-	$457
State	(48)	81
Total current	(48)	538
Deferred
Federal	-	-
State	-	-
Total deferred	-	-
Total income tax benefit (expense)	$(48)	$538

The following reconciles taxes at the federal statutory rate with reported income tax benefit (expense):

	2014	2013
Expected income tax benefit (expense) (at 34%)	$(50)	$876
Increase (decrease) resulting from:
State income taxes, net of federal benefit	(31)	53
Other	(23)	186
Change in valuation allowance for deferred tax assets	56	(577)
Provision for income taxes	$(48)	$538

17

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Continued)

The components of deferred tax assets and liabilities are as follows:

	2014	2013
Deferred tax assets:
Accounts receivable	$96	$118
Inventories	249	140
Property and equipment	833	542
Accruals	2,133	1,221
Deferred compensation and pension	1,387	1,717
Federal net operating loss	6,927	7,918
State net operating loss	803	908
Minimum tax credits	94	94
Other	24	11
Total gross deferred tax assets	12,546	12,669
Less – valuation allowance	(12,016)	(12,073)
Net deferred tax assets	530	596
Deferred tax liabilities:
Intangible assets	(518)	(586)
Other	(12)	(10)
Total gross deferred tax liabilities	(530)	(596)
Net deferred tax liability	$-	$-

The realization of the Company’s deferred tax assets is dependent upon the Company’s ability to generate future taxable income. The Company is required to periodically assess the need to establish a valuation allowance against its deferred tax assets by considering whether it is more likely than not that the tax assets will be fully utilized. Based on the Company’s projections of future operations, the Company believes that it will generate sufficient taxable income to utilize all of its federal net operating loss carryforwards. However, projected financial performance alone is not sufficient to warrant the recognition of a deferred tax asset to the extent the Company has had cumulative losses in recent years. Rather, the presumption exists that, absent recent historical evidence of the Company’s ability to generate taxable income, a valuation reserve against deferred tax assets should be established. Accordingly, in connection with the losses incurred in the most recent years, management established a valuation allowance against its deferred tax assets. The valuation allowance established by management is subject to periodic review and adjustment based on changes in facts and circumstances.

18

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Concluded)

At October 26, 2014, the Company had approximately $20.4 million of net operating loss carryforwards that will expire between 2030 and 2034.

Tax years ended in 2011 through 2014 remain subject to examination by both Federal and North Carolina authorities.

6. Retirement Plans

Defined Benefit Pension Plan

The Company’s defined benefit pension plan (“Pension Plan”) covers substantially all employees employed prior to April 1, 2005. The Pension Plan was amended to freeze participation and all future benefit accruals. Benefits were based on years of service and the employee’s highest five-year average compensation. The Company’s funding policy is to make contributions to the plan based on the actuarially determined funding requirements of ERISA.

The following provides a reconciliation of benefit obligations, plan assets and funded status of the Pension Plan:

	2014	2013

Change in benefit obligation:
Projected benefit obligation, beginning of year	$17,452	$20,687
Interest cost	795	789
Actuarial (gain) loss	2,291	(2,793)
Benefits paid	(1,234)	(1,231)
Projected benefit obligation, end of year	19,304	17,452

Change in plan assets:
Fair value of plan assets, beginning of year	14,023	12,398
Actual return on plan assets	500	1,887
Employer contributions	632	969
Benefits paid	(1,234)	(1,231)
Fair value of plan assets, end of year	13,921	14,023
Funded status at end of year	$(5,383)	$(3,429)

19

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

Amounts recognized in the consolidated balance sheets consist of:

	2014	2013

Current liabilities	$-	$-
Non-current liabilities	(5,383)	(3,429)
	$(5,383)	$(3,429)

Weighted-average assumptions:

	2014	2013

Discount rate	4.25%	4.72%
Expected long-term rate of return on plan assets	7.00%	7.00%
Rate of compensation increase	N/A	N/A

Net pension cost included the following components:

	2014	2013

Interest cost	$795	$789
Estimated return on plan assets	(900)	(821)
Amortization of net loss	-	142
Total pension expense (income)	$(105)	$110

To develop the long-term rate of return on assets assumption, the Company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio.

The Company’s investment policy includes various guidelines and procedures designed to ensure assets are invested in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges by asset class. The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plan’s actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.

20

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The investment policy is periodically reviewed by the Company and a designated third-party fiduciary for investment matters. The same fiduciary assists in specific investment review and selection. The policy is established and administered in a manner that is compliant at all times with applicable government regulations.

The Company’s overall investment strategy is to achieve a mix of approximately 75% of investments for long-term growth and 25% for near-term benefit payments with a diversification of asset types and fund strategies. The current allocations for plan assets are 80% equity and 20% corporate bonds and U.S. Treasury Securities.

Mutual funds primarily include investments in a range of asset classes, including: domestic and international equities (both large and small cap), fixed income securities such as corporate bonds, mortgage-backed securities, real estate investments, and U.S. Treasuries.

The following are the major categories of plan assets measured at fair value on October 26, 2014, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

	Level 1	Level 2	Level 3	Total

Money Market Funds	$222	$-	$-	$222
Mutual Funds:
International Funds	3,650	-	-	3,650
Growth Funds	2,893	-	-	2,893
Bond Funds	2,869	-	-	2,869
Value Funds	1,469	-	-	1,469
Emerging Market Funds	1,460	-	-	1,460
Small Blend Funds	1,358	-	-	1,358
	$13,921	$-	$-	$13,921

21

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The following are the major categories of plan assets measured at fair value as of October 27, 2013.

	Level 1	Level 2	Level 3	Total

Money Market Funds	$443	$-	$-	$443
Mutual Funds:
Growth Funds	3,319	-	-	3,319
International Funds	3,057	-	-	3,057
Bond Funds	2,691	-	-	2,691
Value Funds	1,976	-	-	1,976
Small Blend Funds	1,271	-	-	1,271
Emerging Market Funds	1,266	-	-	1,266
	$14,023	$-	$-	$14,023

The Company expects to contribute $809 to the Pension Plan in 2015. Also, see Note 7.

The benefits expected to be paid in each year from 2015 through 2019 are $1,201, $1,180, $1,176, $1,165 and $1,164, respectively. The aggregate benefits expected to  be paid in the five years from 2020 through 2024 are $5,781. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at October 26, 2014. The accumulated benefit obligation under the plan was $19,304 at October 26, 2014. The amounts recognized in accumulated other comprehensive loss ($3,482) are comprised of net actuarial loss.

Supplemental Executive Retirement Program

The Company sponsors an unfunded Supplemental Executive Retirement Program (“SERP”), which is a nonqualified plan that provides additional retirement benefits to certain key employees. Effective September 30, 2006, the plan was amended to freeze participation and all future benefit accruals.

22

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The following provides a reconciliation of benefit obligations, plan assets and funded status of the SERP:

	2014	2013

Change in benefit obligation:
Projected benefit obligation, beginning of year	$2,276	$2,825
Interest cost	89	89
Actuarial (gain) loss	432	(381)
Benefits paid	(223)	(257)
Projected benefit obligation, end of year	2,574	2,276
Change in plan assets:
Fair value of plan assets, beginning of year	-	-
Employer contributions	223	257
Benefits paid	(223)	(257)
Fair value of plan assets, end of year	-	-
Funded status at end of year	$(2,574)	$(2,276)

Amounts recognized in the consolidated balance sheets consist of:

	2014	2013
Current liabilities	$(223)	$(221)
Non-current liabilities	(2,351)	(2,055)
	$(2,574)	$(2,276)

Weighted-average assumptions:

	2014	2013

Discount rate	3.85%	4.09%
Rate of compensation increase	N/A	N/A

Net cost of this plan included the following components:

	2014	2013
Interest cost	$89	$89
Amortization of net loss	13	51
Total SERP expense	$102	$140

23

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Concluded)

The benefits expected to be paid in each year from 2015 through 2019 are $222, $219, $216, $208 and $203, respectively. The aggregate benefits expected to be paid in the five years from 2020 through 2024 are $916. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at October 26, 2014. The Company expects to amortize $36 of net loss in 2015. The accumulated benefit obligation under the plan was $2,574 at October 26, 2014. The amounts recognized in accumulated comprehensive loss ($797) are comprised of net actuarial loss.

Defined Contribution Plan

The Company has a qualified defined contribution plan covering substantially all employees of the Company who have met certain service and age requirements. Company contributions charged to expense were approximately $283 for 2014 and $270 for 2013.

Deferred Compensation Plan

The Company permitted certain former employees to defer compensation and earn interest on the deferred amounts. Interest is credited to participant accounts at a stated rate in the related agreements, which approximates 8%. Included in deferred compensation and pension obligations is $118 and $154 related to the deferred compensation plan at October 26, 2014 and October 27, 2013, of which $78 and $117 is included in long-term liabilities.

7. Commitments and Contingencies

Pension Funding

On March 22, 2013, the Pension Benefit Guaranty Corporation (PBGC) notified the Company of its determination that the 2009 relocation of certain Company operations from Pulaski, Virginia to High Point, North Carolina constituted a “cessation of operations” under ERISA section 4062(e) with respect to participants in the Pulaski Furniture Corporation Pension Plan for Employees (the “Pension Plan”) sponsored by the Company. As a result, the PBGC requested that the Company place $8.0 million in escrow with the PBGC or alternatively provide a bond to provide security in case the Pension Plan terminated by August 28, 2014 in a distressed or involuntary termination. On December 31, 2013, the PBGC Appeals Board denied the Company’s appeal.

24

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Continued)

On July 2, 2014, after further negotiations, the Company and the PBGC entered into a settlement agreement resolving this dispute under which the Company provided the PBGC a bond in the amount of $8.0 million, to be effective until September 2, 2014, in the event the Pension Plan experienced a distress or involuntary termination. In the settlement agreement, the PBGC acknowledged that it has made no determination concerning whether termination of the Pension Plan is needed and has no present intent to initiate proceedings to terminate the Pension Plan.

On July 8, 2014, the PBGC announced a moratorium, until the end of 2014, on the enforcement of 4062(e) cases. In its press release, the PBGC stated that “during the moratorium, from July 8 to December 31, 2014, the PBGC will cease enforcement efforts on open and new cases.”

Subsequent to September 2, 2014, the bond was cancelled and returned promptly to the Company.

Leases

The Company is obligated under various noncancelable operating leases for offices, warehouses and showrooms that expire at various dates through fiscal 2022. Certain of these leases contain escalation clauses or contingent rental payments based on the change in the Consumer Price Index. At October 26, 2014, minimum rental payments due under operating leases with original commitments in excess of one year are as follows:

2015	$2,540
2016	1,603
2017	438
2018	435
2019	439
Thereafter	1,083
Total minimum rental payments	$6,538

Total rent expense under operating leases for 2014 and 2013 was $3,227 and $3,185. Taxes, insurance and maintenance expenses related to operating leases are also obligations of the Company.

25

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Continued)

Letters of Credit

The Company is party to letters of credit totaling approximately $790 at October 26, 2014. The letters of credit guarantee performance of various trade activities to third parties. Management does not expect any material losses to result from these off-balance-sheet instruments because performance is not expected to be required and, therefore, is of the opinion that the fair value of these instruments is zero.

Trade Cases

Tariff expense is based on the most current rates published by the U.S. Department of Commerce. These rates are potentially subject to an administrative review process starting approximately one year after the publication date. The final amounts will depend on whether administrative reviews are performed and the outcome of those reviews, if any, on the Company’s vendors.

In December 2014 the Court of Appeals for the Federal Circuit (CAFC) ruled that a determination in 2010 by the Department of Commerce related to anti-dumping duties imposed on the Company was supportable. The Company has begun the process of appealing the CAFC decision. Management has determined that the following range of probable outcomes to this appeal. If the Company is ultimately successful on all contested issues, management anticipates a return of its original deposits of approximately $139. However, if the Company is unsuccessful on  all  contested  issues management  anticipates the Company will be required to pay approximately $442. Management believes the ultimate result could be any amount within this range.

Concentrations of Sourcing Risk

The Company sources imported products through over one hundred different vendors located in three countries. Because of the large number and diverse nature of the foreign vendors from which the Company can source their imported products, the Company has some flexibility in the placement of products with any particular vendor or country.

26

Home Meridian Holdings, Inc.
and Subsidiaries
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Concluded)

Business and Credit Concentrations

Two customers accounted for 29% of 2014 sales and 39% of accounts receivable at October 26, 2014. Two customers accounted for 27% of 2013 sales and 32% of accounts receivable at October 27, 2013.

Litigation

The Company is involved in various other legal proceedings and claims, arising in the ordinary course of its business, that have not been finally adjudicated. These actions, when finally concluded and determined, will not, in the opinion of management, have a material adverse effect upon the consolidated financial position of the Company.

27

Home Meridian Holdings, Inc. and Subsidiary (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended October 27, 2013 and October 28, 2012

Home Meridian Holdings, Inc. and Subsidiary (a wholly owned subsidiary of Home Meridian Acquisition, Inc.)
Consolidated Financial Statements Years ended October 27, 2013 and October 28, 2012

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Balance sheets	5

Statements of comprehensive income (loss)	6

Statements of changes in capital deficit	7

Statements of cash flows	8

Summary of significant accounting policies	9-13

Notes to financial statements	14-27

Independent Auditor’s Report

To the Members of
Home Meridian Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated financial statements of Home Meridian Holdings, Inc. and Subsidiary (a wholly owned subsidiary of Home Meridian Acquisition, Inc.), which comprise the consolidated balance sheets as of October 27, 2013 and October 28, 2012, and the related consolidated statements of comprehensive income (loss), changes in capital deficit and cash flows for the years then ended, and the related summary of significant accounting policies and notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Home Meridian Holdings, Inc. and Subsidiary as of October 27, 2013 and October 28, 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
High Point, North Carolina
January 2, 2014

Smith Leonard PLLC, Accountants & Consultants ▪ 4035 Premier Drive, Suite 300, High Point NC 27265-8311 ▪ Phone: 336.883.0181 ▪Fax: 336.841.8764

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Balance Sheets
(in thousands except share data)

	October 27, 2013	October 28, 2012
Assets
Current assets
Cash	$8	$7
Trade receivables, net of allowance for doubtful accounts of $318 and $313	33,947	29,968
Inventories	30,741	31,227
Refundable income taxes	1,366	-
Other current assets	1,260	987
Total current assets	67,322	62,189
Property and equipment, net	3,656	3,953
Other assets
Intangible assets, net	3,694	3,912
Deferred financing costs, net	454	350
Total other assets	4,148	4,262
	$75,126	$70,404
Liabilities and Capital Deficit
Current liabilities
Revolving credit line	$23,603	$30,018
Accounts payable	15,199	9,339
Accrued expenses	6,650	6,012
Deferred compensation and pension obligations, current portion	258	320
Total current liabilities	45,710	45,689
Long-term debt	54,492	46,807
Deferred compensation and pension obligations, less current portion	5,601	10,981
Total liabilities	105,803	103,477
Commitments and contingencies
Capital deficit
Common stock of $0.01 par value; authorized 20,000,000 voting shares, issued and outstanding 12,991,888 shares	130	130
Accumulated deficit	(37,637)	(35,599)
Accumulated other comprehensive loss	(1,170)	(5,604)
Total Home Meridian Holdings, Inc. capital deficit	(38,677)	(41,073)
Noncontrolling interest	8,000	8,000
Total capital deficit	(30,677)	(33,073)
	$75,126	$70,404

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

Year ended	October 27, 2013	October 28, 2012

Net sales	$224,749	$225,235

Cost of sales	180,279	180,374

Gross profit	44,470	44,861

Selling, general and administrative expenses	38,176	38,945

Operating income	6,294	5,916

Other expense
Interest expense	(8,858)	(7,831)
Other, net	(12)	(7)

Total other expense, net	(8,870)	(7,838)

Loss before income taxes	(2,576)	(1,922)

Income tax benefit (expense)	538	(742)

Net loss	(2,038)	(2,664)

Other comprehensive income (loss), net of tax:
Decrease (increase) in minimum pension liabilities, net of deferred	4,434	(1,906)

Comprehensive income (loss)	$2,396	$(4,570)

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Changes in Capital Deficit
(in thousands except share data)

	Common Shares	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Non- controlling Interest	Total Capital Deficit
Balance, October 30, 2011	12,991,888	$130	$(32,935)	$(3,698)	$8,000	$(28,503)

Net loss	-	-	(2,664)	-	-	(2,664)
Increase in minimum pension liability, net of deferred income taxes of $0	-	-	-	(1,906)	-	(1,906)

Balance, October 28, 2012	12,991,888	130	(35,599)	(5,604)	8,000	(33,073)

Net loss	-	-	(2,038)	-	-	(2,038)
Decrease in minimum pension liability, net of deferred income taxes of $0	-	-	-	4,434	-	4,434

Balance, October 27, 2013	12,991,888	$130	$(37,637)	$(1,170)	$8,000	$(30,677)

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Consolidated Statements of Cash Flows
(in thousands)

Year ended	October 27, 2013	October 28, 2012

Cash flows from operating activities
Net loss	$(2,038)	$(2,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,366	1,147
PIK interest added to debt	7,685	6,625
Amortization of intangible assets	218	218
Amortization of deferred financing costs	290	269
Provision for bad debts	145	470
Pension and deferred compensation payments	(1,270)	(1,270)
Provision for pension and deferred compensation	262	285
Loss on disposal of fixed assets	28	36
Changes in operating assets and liabilities:
Trade receivables	(4,124)	(986)
Inventories	486	291
Refundable income taxes	(1,366)	-
Other current assets	(273)	160
Accounts payable and accrued expenses	6,498	(145)
Net cash provided by operating activities	7,907	4,436
Cash flows from investing activities
Purchases of property and equipment	(1,097)	(2,190)
Net cash used in investing activities	(1,097)	(2,190)
Cash flows from financing activities
Net borrowings (repayments) on revolving credit facility	(6,415)	(2,146)
Refinancing fees	(394)	(99)
Net cash use d in financing activities	(6,809)	(2,245)
Change in cash	1	1
Cash, beginning of year	7	6
Cash, end of year	8	7
Supplemental disclosures of cash flows information
Cash paid for interest	923	866
Cash paid for income taxes	$730	$-

See accompanying summary of significant accounting policies
and notes to consolidated financial statements.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Business
Home Meridian Holdings, Inc. (Home Meridian or the Company) is a global design, sourcing and marketing company headquartered in High Point, North Carolina. Home Meridian markets its products under the Pulaski Furniture, Samuel Lawrence Furniture (SLF), Creations, Samuel Lawrence Hospitality (SLH), and Prime Resource International (PRI) brand names. The Company imports various classes and styles of furniture through its global network of suppliers, and sells these products to retailers throughout North America. SLH products are sold to hospitality companies throughout the United States.

The Company is a wholly owned subsidiary of Home Meridian Acquisition, Inc., which was formed solely for the acquisition of the Company.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Home Meridian International, Inc. (HMI), (formally Pulaski Furniture Corporation). Significant intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year	The Company’s fiscal year ends on the last Sunday of October. Fiscal years ended October 27, 2013 and October 28, 2012 each comprised of 52 weeks.

Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at October 27, 2013 or October 28, 2012. Balances at times may exceed insured limits.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Trade Accounts Receivable and Credit Risk
Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from furniture retailers and hospitality companies. The Company performs continuing credit evaluations of its customers’ financial condition and, although it generally does not require collateral, advance payments may be required from customers in certain circumstances. Management purchases credit insurance for certain customer balances.

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts as of October 27, 2013 is adequate. However, actual write-offs might exceed the recorded allowance.

Inventories	Inventories include finished goods acquired for resale and are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment
Property and equipment are recorded at acquired values or cost less accumulated depreciation. Items costing under $5 are generally not capitalized. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. The cost of significant renewals and betterments are capitalized, while the cost of maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to expense as incurred. The cost and accumulated depreciation of property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income or loss.

Impairment or Disposal of Long-Lived Assets
The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Intangible Assets	Definite-lived intangible assets are amortized over their estimated useful lives, determined based on the expected cash flows to be received from these relationships or assets.

Management used qualitative factors to determine whether events and circumstances indicate that it is more likely than not that an indefinite- lived intangible asset is impaired, in which case management takes no further action. However, if management concludes that an indefinite- lived intangible is likely to be impaired, management determines the fair value of the indefinite-lived intangible asset based on a quantitative impairment test. The Company did not record any impairment in 2013 or 2012.

Deferred Financing Costs
Financing costs are deferred and amortized to interest expense using the straight-line method over the life of the related indebtedness or credit facility. The straight-line method approximates the effective interest rate method. Accumulated amortization was $871 and $581 in 2013 and 2012.

Fair Value of Financial Instruments
The carrying amount of the Company’s financial instruments, including cash, trade receivables, and accounts payable approximate their fair values due to the short-term nature of these instruments. Management believes that the estimated fair value of the Company’s debt approximates carrying value, as the interest rates on these obligations are variable or comparable to market rates available to the Company through similar borrowings.

Comprehensive Income
The Company reports other comprehensive income or loss as a separate component from net income or loss within the consolidated statements of comprehensive income (loss) and consolidated statements of changes in capital deficit. Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the Company, other comprehensive income (loss) consists of changes in the net actuarial loss on pension liabilities, net of deferred taxes.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Revenue Recognition
Revenue is recognized when product is shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer. Various incentives may be provided to customers from time to time. These incentives are recorded as reductions to net sales at the time of recording the sale.

Shipping and Handling Costs
The Company invoices its customers for the direct cost incurred to transport its product to the customer location. These invoiced amounts are included in net sales. The related costs are included in cost of sales.

Advertising Costs
The Company incurs catalog related expenses that are recorded as a component of other current assets and expensed as they are used. Other costs incurred for advertising are expensed when incurred. Advertising expense for 2013 and 2012 totaled $699 and $728.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits are recorded only for tax positions that would be more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy is to classify any interest or penalties as income tax expense, if applicable.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Summary of Significant Accounting Policies
(in thousands)

Subsequent Events
Management has evaluated events occurring subsequent to the balance sheet date through January 2, 2014, the date that the consolidated financial statements were available to be issued and has determined no events require adjustment to or additional disclosure in the consolidated financial statements.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

1. Property and Equipment

Property and equipment consists of the following:

	Useful Lives	2013	2012
Leasehold improvements	2 to 5	$4,228	$4,143
Machinery and equipment	5 to 10	341	383
Furniture, fixtures and office equipment	3 to 10	3,728	2,480
Vehicles	5 to 7	9	3
Construction in progress	-	626	184
Property and equipment, at cost		8,932	7,193
Less – accumulated depreciation		5,276	3,240
Property and equipment, net		$3,656	$3,953

2. Intangible Assets

The carrying value and accumulated amortization of intangible assets are as follows:

	October 27, 2013		October 28, 2012
	Gross	Accumulated Amortization	Gross	Accumulated Amortization
Indefinite-lived
Trade names	$2,136	$-	$2,136	$-
Definite-lived
Customer relationships	2,613	1,055	2,613	837
Total	$4,749	$1,055	$4,749	$837

Amortization on customer relationships is computed over 12 years. Amortization expense for intangible assets for 2013 and 2012 was $218.

The estimated amortization expense for the next five years and thereafter is as follows:

2014	$218
2015	218
2016	218
2017	218
2018	218
Thereafter	468
$1,558

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt

Debt consists of the following:

	2013	2012
Revolving credit line	$23,603	$30,018
Term loan	54,492	46,807
	78,095	76,825
Less – current portion	23,603	30,018
	$54,492	$46,807

Revolving Credit Line

At October 28, 2012, the Company had a revolving credit line with a bank that provided for maximum borrowings of $42 million (subject to availability as defined in the agreement). In December 2012, this line was amended to increase the availability to $60 million and extend the expiration date to April 2017. An additional $10 million may be requested (for a maximum of $70 million), subject to approval by the banks. At the option of the Company, loans may be Base Rate Loans (interest payable at the higher of (a) the Prime Rate and (b) the Federal Funds Effective Rate plus an applicable margin) or LIBOR Rate Loans (interest payable at LIBOR plus an applicable margin). Applicable margins are determined quarterly based on the Fixed Charge Coverage Ratio for the previous four quarters.

At October 27, 2013, the Company had $1,603 Base Rate Loans outstanding and $22,000 LIBOR Rate Loans outstanding bearing interest at 3.75% and 2.27%, respectively, for a blended rate of 2.28% (2012 blended rate of 2.27%). The credit line requires the Company to maintain minimum levels of Fixed Charges to EBITDA, as defined in the agreement. At October 27, 2013, the Company was in compliance with this requirement. The credit line is collateralized by substantially all the Company’s assets.

The Company’s cash receipts are deposited into a lender-controlled lockbox and are automatically applied to the line. In addition, the Loan and Security agreement contains a subjective acceleration clause relating to an event of default defined as a material adverse  change. Accordingly, the revolving credit line is classified as a current liability.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

3. Debt (Concluded)

Term Loan

The term loan lenders have an ownership interest in the Company’s parent. The term loan is collateralized by a second lien on substantially all the Company’s assets. The agreement contains restrictions on capital expenditures, distributions, additional debt, covenants for financial and other matters customarily included in loan agreements. At October 27, 2013, the Company was in compliance with these restrictions. Interest on the term loan is non-cash or pay-in-kind interest at 15.5%, with principal and interest payments required only when the Company has excess availability under the revolving credit line, as defined. No principal or interest payments were made during 2013 or 2012. All payments due under the term loan are shown as long-term liabilities in the accompanying consolidated balance sheet due to the contingent nature of the future payments. The term loan matures on October 31, 2017.

4. Noncontrolling Interest

The Series A Preferred Shares in HMI are non-voting and have priority in the event of liquidation. The holders of the Series A Preferred Shares are entitled to, when and if declared by the Board of Directors, the annual amount of $75.00 per share payable in cash on December 31. No dividends have been declared through January 2, 2014. The dividend rights of the common stockholder are junior to those of the preferred stockholder; accordingly, no dividends may be paid on common stock while preferred dividends are outstanding.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes

Income tax benefit (expense) consisted of the following:

	2013	2012
Current
Federal	$457	$(551)
State	81	(191)
Total current	538	(742)
Deferred
Federal	-	-
State	-	-
Total deferred	-	-
Total income tax benefit (expense)	$538	$(742)

The following reconciles taxes at the federal statutory rate with reported income tax benefit (expense):

	2013	2012
Expected income tax benefit (at 34%)	$876	$654
Increase (decrease) in income tax expense resulting from:
State income taxes, net of federal benefit	53	(127)
Other	186	49
Change in valuation allowance for deferred tax assets	(577)	(1,318)
Provision for income taxes	$538	$(742)

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Continued)

The components of deferred tax assets and liabilities are as follows:

	2013	2012
Deferred tax assets:
Accounts receivable	$118	$116
Inventories	140	185
Property and equipment	542	470
Interest, paid-in-kind	-	7,623
Accruals	1,221	1,684
Deferred compensation and pension	1,717	2,089
Federal net operating loss	7,918	-
State net operating loss	908	-
Minimum tax credits	94	-
Other	11	-
Total gross deferred tax assets	12,669	12,167
Less – valuation allowance	(12,073)	(11,497)
Net deferred tax assets	596	670
Deferred tax liabilities:
Intangible assets	(586)	(654)
Other	(10)	(16)
Total gross deferred tax liabilities	(596)	(670)
Net deferred tax liability	$-	$-

The realization of the Company’s deferred tax assets is dependent upon the Company’s ability to generate future taxable income. The Company is required to periodically assess the need to establish a valuation allowance against its deferred tax assets by considering whether it is more likely than not that the tax assets will be fully utilized. Based on the Company’s projections of future operations, the Company believes that it will generate sufficient taxable income to utilize all of its federal net operating loss carryforwards. However, projected financial performance alone is not sufficient to warrant the recognition of a deferred tax asset to the extent the Company has had cumulative losses in recent years. Rather, the presumption exists that, absent recent historical evidence of the Company’s ability to generate taxable income, a valuation reserve against deferred tax assets should be established.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

5. Income Taxes (Concluded)

Accordingly, in connection with the losses incurred in the most recent years, management established a valuation allowance against its deferred tax assets. The valuation allowance established by management is subject to periodic review and adjustment based on changes in facts and circumstances.

During 2013, the Company filed an application for an accounting method change with the IRS to change its method of accounting for interest expense to immediately deduct its paid-in-kind interest. It is anticipated that the IRS will approve the method change, which will result in a net operating loss carryforward (effectively, the paid-in-kind interest deferred tax asset is being converted to a net operating loss deferred tax asset). All deferred tax assets continue to be fully reserved.

At October 27, 2013, the Company had approximately $23.2 million of net operating loss carryforwards that will expire between 2030 and 2033.

Tax years ended in 2010 through 2013 remain subject to examination by both Federal and North Carolina authorities.

6. Retirement Plans

Defined Benefit Pension Plan

The Company’s defined benefit pension plan (“Pension Plan”) covers substantially all employees employed prior to April 1, 2005. The pension plan was amended to freeze participation and all future benefit accruals. Benefits were based on years of service and the employee’s highest five-year average compensation. The Company’s funding policy is to make contributions to the plan based on the actuarially determined funding requirements of ERISA.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The following provides a reconciliation of benefit obligations,  plan assets and funded status of the Pension Plan:

	2013	2012
Change in benefit obligation:
Projected benefit obligation, beginning of year	$20,687	$19,369
Interest cost	789	869
Actuarial (gain) loss	(2,793)	1,795
Benefits paid	(1,231)	(1,346)
Projected benefit obligation, end of year	17,452	20,687

Change in plan assets:
Fair value of plan assets, beginning of year	12,398	11,961
Actual return on plan assets	1,888	822
Employer contributions	969	961
Benefits paid	(1,232)	(1,346)
Fair value of plan assets, end of year	14,023	12,398
Funded status at end of year	$(3,429)	$(8,289)

Amounts recognized in the consolidated balance sheets consist of:

	2013	2012

Current liabilities	$-	$-
Non-current liabilities	(3,429)	(8,289)
	$(3,429)	$(8,289)

Weighted-average assumptions:

	2013	2012
Discount rate	4.72%	3.94%
Expected long-term rate of return on plan assets	7.00%	7.00%
Rate of compensation increase	N/A	N/A

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

Net pension cost included the following components:
	2013	2012
Interest cost	$789	$869
Estimated return on plan assets	(821)	(812)
Amortization of net loss	142	73
Total pension expense	$110	$130

To develop the long-term rate of return on assets assumption, the Company considered the historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the pension portfolio.

The Company’s investment policy includes various guidelines and procedures designed to ensure assets are invested in a manner necessary to meet expected future benefits earned by participants. The investment guidelines consider a broad range of economic conditions. Central to the policy are target allocation ranges by asset class. The objectives of the target allocations are to maintain investment portfolios that diversify risk through prudent asset allocation parameters, achieve asset returns that meet or exceed the plan’s actuarial assumptions, and achieve asset returns that are competitive with like institutions employing similar investment strategies.

The investment policy is periodically reviewed by the Company and a designated third-party fiduciary for investment matters. The same fiduciary assists in specific investment review and selection. The policy is established and administered in a manner that is compliant at all times with applicable government regulations.

The Company’s overall investment strategy is to achieve a mix of approximately 75% of investments for long-term growth and 25% for near-term benefit payments with a diversification of asset types and fund strategies. The current allocations for plan assets are 80% equity and 20% corporate bonds and U.S. Treasury Securities.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

Equity securities primarily include investments in large-cap and mid-cap companies primarily located in the United States with small international exposure. Mutual funds primarily include investments in a range of asset classes, including: domestic and international equities (both large and small cap), fixed income securities such as corporate bonds, mortgage- backed securities, real estate investments, and U.S. Treasuries.

The following are the major categories of plan assets measured at fair value on October 27, 2013, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3).

	Level 1	Level 2	Level 3	Total
Money Market Funds	$443	$-	$-	$443
Mutual Funds:
Growth Funds	3,319	-	-	3,319
International Funds	3,057	-	-	3,057
Bond Funds	2,691	-	-	2,691
Value Funds	1,976	-	-	1,976
Small Blend Funds	1,271	-	-	1,271
Emerging Market Funds	1,266	-	-	1,266
	$14,023	$-	$-	$14,023

The following are the major categories of plan assets measured at fair value as of October 28, 2012.

	Level 1	Level 2	Level 3	Total
Money Market Funds	$200	$-	$-	$200
Mutual Funds:
Bond Funds	3,518	-	-	3,518
Value Funds	3,396	-	-	3,396
Growth Funds	3,208	-	-	3,208
International Funds	1,177	-	-	1,177
Small Blend Funds	899	-	-	899
	$12,398	$-	$-	$12,398

The Company expects to contribute $721 to the Pension Plan in 2014. Also, see Note 7.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

The benefits expected to be paid in each year from 2014 through 2018 are $1,218, $1,165, $1,141, $1,134 and $1,121, respectively. The aggregate benefits expected to  be paid in the five years from 2019 through 2023 are $5,548. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at October 27, 2013. The accumulated benefit obligation under the plan was $17,452 at October 27, 2013. The amounts recognized in accumulated other comprehensive loss ($790) are comprised of net actuarial loss.

Supplemental Executive Retirement Program

The Company sponsors an unfunded Supplemental Executive Retirement Program (“SERP”), which is a nonqualified plan that provides additional retirement benefits to certain key employees. Effective September 30, 2006, the plan was amended to freeze participation and all future benefit accruals.

The following provides a reconciliation of benefit obligations, plan assets and funded status of the SERP:

	2013	2012
Change in benefit obligation:
Projected benefit obligation, beginning of year	$2,825	$2,755
Interest cost	89	107
Actuarial (gain) loss	(381)	224
Benefits paid	(257)	(261)
Projected benefit obligation, end of year	2,276	2,825

Change in plan assets:
Fair value of plan assets, beginning of year	-	-
Employer contributions	257	261
Benefits paid	(257)	(261)
Fair value of plan assets, end of year	-	-
Funded status at end of year	$(2,276)	$(2,825)

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Continued)

Amounts recognized in the consolidated balance sheets consist of:

	2013	2012

Current liabilities	$(221)	$(285)
Non-current liabilities	(2,055)	(2,540)
	$(2,276)	$(2,825)

Weighted-average assumptions:

	2013	2012

Discount rate	4.09%	3.33%
Rate of compensation increase	N/A	N/A

Net cost of this plan included the following components:

	2013	2012
Interest cost	$89	$107
Amortization of net loss	51	31
Total SERP expense	$140	$138

The benefits expected to be paid in each year from 2014 through 2018 are $221, $218, $214, $209 and $197, respectively. The aggregate benefits expected to be paid in the five years from 2019 through 2023 are $855. The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at October 27, 2013. The Company expects to amortize $14 of net loss in 2014. The accumulated benefit obligation under the plan was $2,276 at October 27, 2013. The amounts recognized in accumulated comprehensive loss ($380) are comprised of net actuarial loss.

Defined Contribution Plan

The Company has a qualified defined contribution plan covering substantially all employees of the Company who have met certain service and age requirements. Company contributions charged to expense were approximately $270 for 2013 and $252 for 2012.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

6. Retirement Plans (Concluded)

Deferred Compensation Plan

The Company permitted certain former employees to defer compensation and earn interest on the deferred amounts. Interest is credited to participant accounts at a stated rate in the related agreements, which approximates 8%. Included in deferred compensation and pension obligations is $154 and $187 related to the deferred compensation plan at October 27, 2013 and October 28, 2012, of which $117 and $152 is included in long-term liabilities.

7. Commitments and Contingencies

Pension Funding

The Company has cooperated with the Pension Benefit Guaranty Corporation (“PBGC”) for the past few years regarding PBGC’s investigation as to whether the 2009 relocation of certain  Company operations from Pulaski, Virginia to High Point, North Carolina constituted a “cessation of operations” under ERISA section 4062(e) with respect to participants in the Pulaski Furniture Corporation Pension Plan for Employees (“the Pension Plan”) sponsored by the Company. The Company declined the PBGC’s request for a subordinated lien in the amount of $8 million in the event the Pension Plan terminated before August 28, 2014 with an unfunded benefit liability. On March 22, 2013, PBGC notified the Company of its determination that the 2009 relocation constituted a “cessation of operations” under ERISA section 4062(e) and requested that the Company place the amount of $8 million in escrow with the PBGC or alternatively provide a bond to provide security in case the Pension Plan terminates by August 28, 2014 in a distress or involuntary termination with unfunded benefit liabilities.

PBGC has advised that it will consider alternative arrangements for providing security, including additional funding for the Pension Plan. If the Pension Plan does not terminate before August 28, 2014, any escrow would be refunded to the Company and any bond would be cancelled.

The Company disagrees with the PBGC’s determination and appealed the PBGC’s determination to the PBGC Appeals Board on September 5, 2013. On the night of December 31, 2013, the PBGC Appeals Board denied the Company’s appeal, advised that the decision constituted final agency action, and advised that the PBGC’s decision was subject to review in United States District Court.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Continued)

The Company intends to defend its position vigorously, including in court, if necessary. The Company strongly contends that no security is necessary or required by law because 1) the relocation of facilities was not a “cessation of operations” under ERISA 4062(e), 2) the Pension Plan is funded in accordance with federal standards and 3) the Pension Plan is not at risk for a distressed or involuntary termination before August 28, 2014. Further, the Company contends that if a 4062(e) event had occurred, the correct amount of contingent security for a distressed termination before August 28, 2014 would not be more than $2.8 million and would be paid over a period of time.

Leases

The Company is obligated under various noncancelable operating leases for offices, warehouses and showrooms that expire at various dates through fiscal 2016. Certain of these leases contain escalation clauses or contingent rental payments based on the change in the Consumer Price Index. At October 27, 2013, minimum rental payments due under operating leases with original commitments in excess of one year are as follows:

2014	$2,378
2015	1,975
2016	1,139
Total minimum rental payments	$5,492

Total rent expense under operating leases for 2013 and 2012 was $3,185 and $3,839. Taxes, insurance and maintenance expenses related to operating leases are also obligations of the Company.

Letters of Credit

The Company is party to letters of credit totaling approximately $720 at October 27, 2013. The letters of credit guarantee performance of various trade activities to third parties. Management does not expect any material losses to result from these off-balance-sheet instruments because performance is not expected to be required and, therefore, is of the opinion that the fair value of these instruments is zero.

Home Meridian Holdings, Inc.
and Subsidiary
(a wholly owned subsidiary of Home Meridian Acquisition, Inc.)

Notes to Consolidated Financial Statements
(in thousands)

7. Commitments and Contingencies (Concluded)

Trade Cases

Tariff expense is based on the most current rates published by the U.S. Department of Commerce. These rates are potentially subject to an administrative review process starting approximately one year after the publication date. The final amounts will depend on whether administrative reviews are performed and the outcome of those reviews, if any, on the Company’s vendors.

Business and Credit Concentrations

Two customers accounted for 27% of 2013 sales and two customers accounted for 32% of accounts receivable at October 27, 2013. One customer accounted for 10% of 2012 sales and another customer accounted for 13% of accounts receivable at October 28, 2012.

Litigation

The Company is involved in various legal proceedings and claims, arising in the ordinary course of its business, that have not been finally adjudicated. These actions, when finally concluded and determined, will not, in the opinion of management, have a material adverse effect upon the consolidated financial position of the Company.